Exhibit 3.2



                              AMENDED AND RESTATED



                                     BYLAWS



                                       OF



                          PEDIATRIX MEDICAL GROUP, INC.



                             (A FLORIDA CORPORATION)



                            Adopted November 1, 2007

                                                                     Exhibit 3.2

                                      INDEX

ARTICLE ONE OFFICES...............................................................................................1
        Section 1.    Registered Office...........................................................................1
        Section 2.    Principal Office............................................................................1
        Section 3.    Other Offices...............................................................................1

ARTICLE TWO MEETINGS OF SHAREHOLDERS..............................................................................1
        Section 1.    Place.......................................................................................1
        Section 2.    Time of Annual Meeting......................................................................1
        Section 3.    Call of Special Meetings....................................................................1
        Section 4.    Conduct of Meetings.........................................................................1
        Section 5.    Notice and Waiver of Notice.................................................................2
        Section 6.    Business and Nominations for Annual and Special Meetings....................................2
        Section 7.    Quorum and Adjournments; Postponements......................................................2
        Section 8.    Voting Per Share............................................................................3
        Section 9.    Voting of Shares............................................................................3
        Section 10.   Proxies.....................................................................................4
        Section 11.   Shareholder List............................................................................4
        Section 12.   Action Without Meeting......................................................................4
        Section 13.   Fixing Record Date..........................................................................6
        Section 14.   Inspectors and Judges.......................................................................6
        Section 15.   Voting for Directors........................................................................6

ARTICLE THREE DIRECTORS...........................................................................................6
        Section 1.    Number; Election and Term; Removal..........................................................6
        Section 2.    Vacancies...................................................................................7
        Section 3.    Powers......................................................................................7
        Section 4.    Place of Meetings...........................................................................7
        Section 5.    Annual Meeting..............................................................................7
        Section 6.    Regular Meetings............................................................................7
        Section 7.    Special Meetings and Notice.................................................................7
        Section 8.    Quorum; Required Vote; Presumption of Assent................................................8
        Section 9.    Action Without Meeting......................................................................8
        Section 10.   Conference Telephone or Similar Communications Equipment Meetings...........................9
        Section 11.   Committees..................................................................................9
        Section 12.   Compensation of Directors...................................................................9
        Section 13.   Chairman of the Board.......................................................................9

ARTICLE FOUR OFFICERS.............................................................................................9
        Section 1.    Positions...................................................................................9
        Section 2.    Election of Specified Officers by Board....................................................10
        Section 3.    Election or Appointment of Other Officers..................................................10
        Section 4.    Salaries...................................................................................10
        Section 5.    Term; Resignation..........................................................................10
        Section 6.    President/Chief Executive Officer..........................................................10
        Section 7.    Vice Presidents............................................................................10
        Section 8.    Secretary..................................................................................11
        Section 9.    Treasurer..................................................................................11
        Section 10.   Other Officers; Employees and Agents.......................................................11

                                                                     Exhibit 3.2

ARTICLE FIVE CAPITAL STOCK.......................................................................................11
        Section 1.    Shares with Certificates; Form and Content of Certificates.................................11
        Section 2.    Shares Without Certificates................................................................12
        Section 3.    Facsimile Signatures.......................................................................12
        Section 4.    Lost Certificates..........................................................................12
        Section 5.    Transfer of Shares.........................................................................13
        Section 6.    Registered Shareholders....................................................................13
        Section 7.    Redemption of Control Shares...............................................................13

ARTICLE SIX GENERAL PROVISIONS...................................................................................13
        Section 1.    Dividends..................................................................................13
        Section 2.    Reserves...................................................................................13
        Section 3.    Checks.....................................................................................14
        Section 4.    Fiscal Year................................................................................14
        Section 5.    Seal.......................................................................................14
        Section 6.    Gender.....................................................................................14

ARTICLE SEVEN AMENDMENT OF BYLAWS................................................................................14

                                                                     Exhibit 3.2


                          PEDIATRIX MEDICAL GROUP, INC.

                                     BYLAWS
                                     ------

                                   ARTICLE ONE

                                     OFFICES
                                     -------

     Section 1. Registered Office. The registered office of PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "Corporation"), shall be at 1301 Concord Terrace, in the City of Sunrise, County of Broward, State of Florida, unless otherwise designated by the Board of Directors.

     Section 2. Principal Office. The principal office of the Corporation shall be at 1301 Concord Terrace, in the City of Sunrise, County of Broward, State of Florida, unless otherwise designated by the Board of Directors.

     Section 3. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE TWO

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     Section 1. Place. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Time of Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the shareholders shall elect a Board of Directors (or the appropriate class of the Board of Directors if the Board of Directors is divided into two or more classes) and transact such other business as may properly be brought before the meeting.

     Section 3. Call of Special Meetings. Special meetings of the shareholders shall be held if called in accordance with the procedures set forth in the Corporation's Articles of Incorporation (the "Articles of Incorporation") for the call of a special meeting of shareholders.

     Section 4. Conduct of Meetings. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law, the Articles of Incorporation or in these Bylaws.

                                                                     Exhibit 3.2

     Section 5. Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

     Section 6. Business and Nominations for Annual and Special Meetings. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof. At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the requirements and procedures set forth in the Articles of Incorporation. Only such persons who are nominated for election as directors of the Corporation in accordance with the requirements and procedures set forth in the Articles of Incorporation shall be eligible for election as directors of the Corporation.

     Section 7.  Quorum and Adjournments; Postponements.

     (a) The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at shareholders meetings, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the shareholders, except as otherwise provided by statute or by the Articles of Incorporation; provided, that, in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. In the event shareholder approval is a prerequisite to the listing of any additional or new securities on the New York Stock Exchange, the minimum vote for such approval shall be not less than the minimum vote required under applicable New York Stock Exchange rules then in effect. The shareholders present or in person or represented by proxy at a duly organized meeting may continue to do business until final adjournment of such meeting whether on the same day or on a later day, notwithstanding the withdrawal of enough shareholders to leave less than a

                                                                     Exhibit 3.2

quorum. If a meeting cannot be organized because a quorum has not attended, or even if a quorum shall be present or represented at any meeting of the shareholders, either the Chairman of the meeting or the shareholders of a majority of the shares entitled to vote at such meeting present in person or represented by proxy may adjourn the meeting from time to time. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy of any class of stock entitled to vote separately as a class, as the case may be, any business may be transacted which might have been transacted at the meeting as originally called.

     (b) Any previously scheduled meeting of the shareholders may be postponed, and any special meeting of the shareholders (unless the special meeting was called upon demand of shareholders in accordance with the Corporation's Articles of Incorporation) may be cancelled, by resolution of the Board of Directors upon "public announcement" (as hereinafter defined) given prior to the date previously scheduled for such meeting of shareholders. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Section 8. Voting Per Share. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one (1) vote for each outstanding share held by him on each matter voted at a shareholders' meeting.

     Section 9. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more

                                                                     Exhibit 3.2

than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

     Section 10. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

     Section 11. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of law), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     Section 12.  Action Without Meeting.

     (a) Unless otherwise provided in the Articles of Incorporation, and subject to the requirements of law and these Bylaws (including the following paragraphs of this Article 2, Section 12), any action required or permitted by law or the Articles of Incorporation to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote on such action were present or represented by proxy and voted. Such written consent shall be filed with the minutes of meetings of shareholders. Prompt notice of the taking

                                                                     Exhibit 3.2

of the corporate action without a meeting by less than unanimous written consent shall be given in accordance with requirements of law to those shareholders who have not so consented in writing.

     (b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Florida, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (c) In the event of the delivery, in the manner provided by this Article 2, Section 12, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the
Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Article 2, Section 12 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     (d) Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with this Article 2, Section 12, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in this Article 2, Section 12.

                                                                     Exhibit 3.2

     Section 13. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

     Section 14. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

     Section 15. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                                  ARTICLE THREE

                                    DIRECTORS
                                    ---------

     Section 1. Number; Election and Term; Removal. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors; provided, however, that no director's term shall be shortened by reason of a resolution reducing the number of directors. The directors (or the appropriate class of the Board of Directors if the Board of Directors is divided into two or more classes) shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold

                                                                     Exhibit 3.2

office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States. Shareholders shall have the right to remove directors only as provided in the Articles of Incorporation.

     Section 2. Vacancies. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled only by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors. Shareholders shall not, and shall have no power to, fill any vacancy on the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

     Section 3. Powers. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

     Section 4. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

     Section 5. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 7. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of

                                                                     Exhibit 3.2

the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Section 8.  Quorum; Required Vote; Presumption of Assent.

     (a) Unless otherwise provided by or pursuant to the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the total prescribed number of Directors fixed pursuant to Article 3, Section 1 of these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled except that in no event may a quorum consist of fewer than one-third of the number of directors so fixed. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     (b) The Board of Directors of the Corporation shall have the power and authority to prescribe, permit or require special quorum and/or vote requirements for directors (including of the full Board of Directors or of any designated sub-group or committee of the Board of Directors), in connection with any action, determination, authorization and/or approval that the Board of Directors shall deem appropriate and shall designate for such special quorum and/or vote requirements, subject to the requirements of Section 607.0824 of the Florida Business Corporation Act. This power and authority shall include, without limitation, the power and authority to prescribe, permit or require special quorum and/or vote requirements for directors (including, without limitation, special quorum or vote requirements for the full Board of Directors or for any designated sub-group or committee of the Board of Directors), in connection with any action, determination, authorization and/or approval in connection with any share purchase rights, or any agreement embodying or evidencing such share purchase rights, to be authorized and issued by the Corporation. Notwithstanding the foregoing, unless otherwise provided in the Articles of Incorporation (consistent with applicable law), the Board of Directors shall not (i) with respect to any action which by law requires action, authorization or approval of the Board of Directors, fix a quorum of the Board of Directors at less than a majority of the number of directors constituting the Board of Directors as prescribed by the Articles of Incorporation or these Bylaws, or (ii) delegate to any committee or subgroup of the Board of Directors any authorization or approval which, under and in accordance with Florida law, may only be taken by the fully constituted Board of Directors.

     Section 9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.

                                                                     Exhibit 3.2

     Section 10. Conference Telephone or Similar Communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

     Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep minutes and other appropriate records of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     Section 12. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may receive such other compensation as may be approved by the Board of Directors.

     Section 13. Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the shareholders and of the directors. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

                                  ARTICLE FOUR

                                    OFFICERS
                                    --------

     Section 1. Positions. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same person.

                                                                     Exhibit 3.2

     Section 2. Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer.

     Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

     Section 4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction.

     Section 5. Term; Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to
Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     Section 6. President/Chief Executive Officer. The Chief Executive Officer may be the President of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors. In the event the Chief Executive Officer is not the President of the Corporation, and is unable to perform the duties of Chairman or Chief Executive Officer, then the President shall perform such duties and have such other powers as the Board of Directors shall prescribe or as the Chief Executive Officer may from time to time delegate.

     Section 7. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

                                                                     Exhibit 3.2

     Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

     Section 9. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation unless otherwise specified by the Board of Directors, the Treasurer shall be the Corporation's Chief Financial Officer.

     Section 10. Other Officers; Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

                                  ARTICLE FIVE

                                  CAPITAL STOCK
                                  -------------

     Section 1.  Shares with  Certificates;  Form and  Content of  Certificates.

     (a) Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Each certificate representing shares of the Corporation shall also comply with the requirements of the New York Stock Exchange or any other exchange or stock market on which the shares represented by such certificate are listed or quoted.

     (b) Each share represented by a certificate must state on its face: (i) the name of the Corporation and that the Corporation is a Florida corporation,
(ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, the certificate represents.

     (c) If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class of shares and the variations in rights, preferences, and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series)

                                                                     Exhibit 3.2

shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or registered or qualified under applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

     "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

     Section 2.  Shares Without Certificates.

     (a) The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

     (b) Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required pursuant to Sections 1(b) and (c) of this Article Five.

     Section 3. Facsimile Signatures. The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

     Section 4.  Lost  Certificates.  The  Board of  Directors  may  issue a new certificate or certificates of stock in place of any previously issued certificates alleged to have been lost or destroyed, or it may issue uncertificated shares to replace surrendered shares previously represented by certificates alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against

                                                                     Exhibit 3.2

any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 5.  Transfer of Shares.

     (a) In the case of certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     (b) In the case of uncertificated shares, upon the receipt by the Corporation or the transfer agent of the Corporation of proper transfer instructions from the registered owner or duly authorized agent, transferee or legal representative thereof, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

     Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

     Section 7.  Redemption  of  Control  Shares.  As  provided  by the  Florida
Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may, at the discretion of the Board of Directors, redeem the control shares at the fair value thereof at any time during the 60-day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation, at the discretion of the Board of Directors, only if such shares are not accorded full voting rights by the shareholders as provided by law.

                                  ARTICLE SIX

                               GENERAL PROVISIONS
                               ------------------

     Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

     Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

                                                                     Exhibit 3.2

     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, unless otherwise fixed by resolution of the Board of Directors.

     Section 5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 6. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

                                 ARTICLE SEVEN

                               AMENDMENT OF BYLAWS
                               -------------------

     Unless otherwise provided by law, these Bylaws may be altered, amended or repealed in whole or in part, or new Bylaws may be adopted, by action of the Board of Directors.


November 1, 2007